UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHEETAH HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6770	80-0613063
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

4412 8th Street SW

Vero Beach, Florida 32968

Telephone (772) 584-3308

(Address, including zip code, telephone number,

including area code, of registrant’s principal executive offices)

Harvard Business Services, Inc.

16192 Coastal Hwy. Lewes, Delaware 19958

Telephone (302) 645-7400

(Name, address, including zip code, and telephone

number, of agent for service)

WITH COPIES TO:

Ronald A. Davis, President Cheetah Holding Corporation 4412 8th Street SW Vero Beach, Florida 32968 Telephone (772) 584-3308 Facsimile (772) 226-5557	Barbara A. Moran, Esq. 1375 Semoran Boulevard Suite 1075 Casselberry, Florida 32707 Telephone (407) 263-4026 Facsimile (407) 386-8868

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  X .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.      .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.      .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of Securities to	Amount to be	Offering Price	Aggregate	Registration
be Registered	Registered	Per Share (1)	Offering (1)	Fee
Common Stock, par value $0.001	10,000,000	$0.0001	$1,000	$0.04(2)
Total	10,000,000	$0.0001	$1,000	$0.04(3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2)

If the selling price of the shares to be offered in resale transactions exceeds $0.05 per share, we will recalculate the registration fee pursuant to Rule 457 and pay an additional fee at the time of our post-effective amendment.

(3)	Less than $0.04

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We have filed a Form S-1 registration statement with the Securities and Exchange Commission but that registration statement has not yet been declared effective. Our officers may not distribute the gift shares until our registration statement is declared effective. This prospectus is not an offer to sell any of our securities and it is not soliciting an offer to buy any of our securities in any state where the offer or sale is not permitted.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

DATED____________. 2010

CHEETAH HOLDING CORPORATION

Common Stock

10,000,000 Common Shares, 2,000,000 Shares of Which Will be Distributed as Gifts to Friends, Family and Business Associates.

We are a “blank check company” as defined in Securities and Exchange Commission Rule 419. This is an initial public distribution of our common stock. We have registered this distribution under the Securities Act of 1933 (the “Securities Act”) for the purpose of creating a “public shell” that will attempt to effect a merger, capital stock exchange or similar transaction with an operating business. We refer to mergers, capital stock exchanges and similar transactions as “acquisitions” and we refer to acquisition candidates as “targets.” Our efforts to identify targets and negotiate acquisitions will not be limited to a particular industry. We have not taken any measures to identify or solicit proposals from potential targets and we do not know when we will engage in such a transaction, if at all.

This prospectus describes an offering of up to 10,000,000 shares of our common stock, of which 2,000,000 of these shares are being gifted by our founders and we will not receive any of the proceeds from this offering. These shares will be gifted to family members, friends and business acquaintances (the “donees”). All of these shares are being gifted by our founding shareholders (the “founders”). Our founders will be considered underwriters under the Securities Act for purposes of this offering. In addition, the Company is registering 4,000,000 shares owned or controlled by the co-founder, Segunda Oportunidad, LLC. which is controlled by our president, Ronald A. Davis and 4,000,000 shares owned by our co-founder, Ronald G. Brigham.

This offering is subject to Rule 419 and our officers and founders will promptly deposit all gift shares that they transfer to donees in escrow with ClearTrust, LLC. In addition, the 8,000,000 shares retained after gifting 2,000,000 will also be deposited into escrow subject to Rule 419. We refer to this escrow as the “Rule 419 escrow.” The stock deposited in the Rule 419 escrow will be held in trust for the sole benefit of the donees and founding shareholders until we negotiate an acquisition, comply with the disclosure and reconfirmation requirements of Rule 419, and close the acquisition.

Our shares do not trade on any national securities exchange and we do not intend to apply for trading on any exchange.

We will promptly file a post-effective amendment to this registration statement once an acquisition becomes probable or once we have executed an agreement to acquire a target company.

There has never been a public market for our shares and the resale or other transfer of gift shares will be prohibited until we have closed an acquisition. There is no assurance a market will ever develop.

If we are unable to negotiate a suitable acquisition, comply with Rule 419 and close the transaction within 18 months from the effective date of our registration statement, our founders will unwind the gift share distribution and we will withdraw our registration statement. The donees will then have no interest in our company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our shares are extremely speculative. The business plan described in this prospectus involves a very high degree of risk. See “Risk Factors” beginning on page 2.

The date of this prospectus is _______________, 2010.

This offering is subject to the requirements of Securities and Exchange Commission Rule 419. We reserve the right to withdraw, cancel or modify the distribution described in this prospectus at any time.

TABLE OF CONTENTS

Prospectus Summary	1
Summary Financial Information
Risk Factors	2
Risks for All Stockholders	2
Additional Risks for Owners of Potential Acquisition Targets	5
Forward Looking Statements	7
Rule 419 Considerations	7
Use of Proceeds	8
Determination of Offering Price	9
Dilution	9
Selling Stockholders	9
Plan of Distribution	10
Description of Securities	11
Experts	12
Our Proposed Business	12
Property	20
Legal Matters	20
Financial Statements	F-1
Management’s Discussion and Analysis of Financial Condition and Plan of Operations	21
Management	21
Security Ownership of Certain Beneficial Owners and Management	25
Certain Relationships and Related Transactions	25
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	26
Where You Can Find Additional Information	26

PROSPECTUS SUMMARY

You should read this entire prospectus carefully. Our shares are extremely speculative and our business plan involves a very high degree of risk. See “Risk Factors” beginning on page 6.

Cheetah Holding Corporation (the “Company, “we”, “us”, or “our company”) is a “blank check company” organized under the laws of the State of Delaware on June 21, 2010. Our principal executive office is located at 4412 8th Street SW, Vero Beach, Florida 32968. Our telephone number is (772) 584-3308. We do not have an Internet Web Site.

We have not engaged in any substantive business activities to date, and we have no specific plans to engage in any particular business in the future. Our sole business purpose is to effect a merger, capital stock exchange or similar transaction with a presently unidentified operating business that wants to become a publicly held company. We are registering this offering of stock pursuant to the Securities Act in order to create a vehicle for a company that wishes to have stock registered pursuant to the Securities Act and Rule 419.

We believe that the owners of a target may conclude that an acquisition transaction with our company is a reasonable alternative to an initial public offering or “IPO”. This belief is based on the general conditions of the capital market, discussions with professionals involved in the investment banking community and the fact that Initial Public Offerings for smaller companies have become very rare. We have not commenced our search for a target and will not restrict our search to any particular industry sector. There can be no assurance that we will be able to identify a suitable target or negotiate an acquisition on terms acceptable to our officers.

Our Capitalization

We have authorized capital of 100,000,000 shares of common stock, $0.0001 par value and 25,000,000 shares of undesignated preferred stock, $0.0001 par value. We have issued 100,000,000 shares of our common stock to our founders, but, as of the date of this prospectus, none of the shares of the preferred stock have been issued. Our founders are registering 2,000,000 of these shares in connection with gifts to the donees and 8,000,000 of shares retained by the founding shareholders. No proceeds will go to the Company.

The Distribution

Our founders will give 2,000,000 shares of stock to family members, friends and business acquaintances selected by them. The selection of donees will be an arbitrary process as will the number of shares gifted to each recipient and our founders will consider a variety of personal factors during the selection process.

The shares, including the 8,000,000 shares that are being retained by our co-founders that will be registered in this offering will remain in escrow until a target company is identified and an acquisition completed. When a target company is identified, our founders will sell all or substantially all of their stock to the target company or its shareholders in order to consummate the acquisition. The founders’ sale of their shares will result in a change in control of the Company, and the founders shares shall become the controlling shares of the Company for the share purchasers.

If we are unable to negotiate a suitable acquisition, comply with Rule 419 and close the transaction within 18 months from the original effective date of our registration statement, our founders will cancel the gift share distribution, withdraw our registration statement and the donees will have no interest in our company.

Rule 419 Requirements

The gift share distribution is subject to Rule 419, promulgated under the Securities Act of 1933. Our founders will deposit 10,000,000 shares in the Rule 419 Escrow and as the individual donees accept their proposed gift and complete a gift share acceptance letter, the shares in the Rule 419 escrow will be reallocated from the founder's shares to be held in the Rule 419 Escrow for the benefit of the donee. Shares in the Rule 419 escrow will be held in trust for the benefit of the donees until we comply with the requirements of Rule 419 and close an acquisition. While donees will be entitled to exercise rights and privileges of stockholders while their gift shares are held in the Rule 419 escrow, they will not be able to sell or transfer any gift shares until we complete a reconfirmation offering and complete an acquisition.

We will file an amendment to our registration statement for the purpose of providing the information specified in Rule 419(e)(1) when an acquisition becomes probable. Within five days after the effective date of the amendment, we will deliver an updated prospectus to all donees, who will then be given between 20 and 45 days to decide whether they want to accept the reconfirmation offering and retain their shares, or reject the reconfirmation offering and surrender their shares to the founder who made the original gift.

Acquisition Plan

Upon the completion of our offering, we will promptly begin our search for a target. Our officers will have broad discretion to negotiate and structure an acquisition. The prospectus for our reconfirmation offering will disclose the material terms of the acquisition agreement and the sale of our founder’s shares.

We do not have a target under consideration and we do not plan to limit our search for a target to any particular industry or sector.

In connection with an acquisition, a target may ask us to change our name, implement a forward or reverse split or otherwise modify our capital structure to facilitate the target’s planned expansion and future financing activities. We are likely to agree to reasonable structural changes proposed by a target.

No Established Market

There has never been a public market for our shares. Even if we complete an acquisition, our shares may not qualify for an immediate listing on a national securities exchange. Shares of companies that do not qualify for such a listing are usually quoted on the OTC Bulletin Board or reported in the OTC Pink Sheets. The markets for Bulletin Board and Pink Sheet securities are often illiquid and the prices of such securities are frequently volatile. There is no assurance that an active, stable and sustained market for our shares will ever develop.

RISK FACTORS

Our business involves a high degree of risk. We believe that common stock in a blank check company is one of the most speculative investments you can own. You should carefully consider the following risk factors together with the other detailed information in this prospectus.

Risks to Shareholders

Even if we negotiate and close an acquisition, an active, stable, liquid and sustained public market for the post-acquisition company’s shares may never develop.

The public market for our shares will depend on the target company with which we merge. If the target company does not satisfy the listing standards of a major exchange, then you may only be able to trade your shares through the OTC Bulletin Board (“OTCBB”) or the Pink Sheets, both of which are quotation services. If we do not qualify for trading on a major exchange and our shares trade only on the OTCBB or Pink Sheets, then sale prices are likely to be volatile and the market for such shares may not be liquid or sustained. Therefore, even if we close an acquisition, an active, liquid, stable and sustained public market for our shares may never develop.

Ronald A. Davis, our President, and Ronald G. Brigham, our Secretary, have previously served as an officer and director of shell companies that effected acquisition transactions with private companies. Following each of these transactions, the post-acquisition company’s shares have only qualified for quotation on the OTC Bulletin Board, the markets have not been active, liquid or sustained and the market prices have been volatile.

Our management has limited experience seeking acquisition targets.

 Our management has experience in the securities industry and public company filing requirements, however, our management has limited experience in choosing an acquisition target and negotiating an acquisition on a principal basis. This lack of experience may mean that our management will not negotiate an acquisition on the most favorable terms. In any event, there can be no assurance that we will negotiate or close an acquisition at all.

We will compete with a variety of special acquisition companies, public shells and other entities that have a business plan similar to ours and it may be more difficult for us to compete effectively.

The term “shell company” is broad enough to include special acquisition companies (“SPACs”) that conduct IPOs for the purpose of raising a large capital pool that can be used to purchase assets or companies; unsuccessful public companies that have no substantial assets; companies that have voluntarily registered their shares under the Securities Exchange Act of 1934 (the “Exchange Act”); blank check companies like ours; and other acquisition-oriented companies that are not registered with the SEC. We will compete with a variety of entities that have business plans similar to ours, including SPACs, which have the substantial financial resources that our company lacks. SPACs may be able to provide shareholders of potential targets with immediate liquidity and may offer potential targets specialized executive management expertise. Because of the intense competition among shell companies, there is no assurance that we will be able to compete effectively, or negotiate, document and close a transaction within the 18-month window specified in Rule 419. If we cannot negotiate and close a timely acquisition, our founders will unwind the gift share distribution and we will withdraw our registration statement. In that event, you will have no interest in our Company.

Our business potential depends upon our ability to conduct adequate due diligence investigations and financial constraints or time pressures may increase the risk that we will truncate our due diligence or lower our target selection standards.

We do not intend to enter into an acquisition without performing an adequate due diligence investigation of our target. Since we do not have sufficient financial resources to conduct a thorough legal, business and accounting investigation, we plan to ask potential targets to pay our reasonable due diligence costs. If potential targets are not willing to pay our due diligence costs, we may be forced to limit our due diligence investigations to simple inquiries that can be paid for with our limited financial resources. If we cannot investigate a target, negotiate an acquisition, comply with the requirements of Rule 419 and close a transaction within 18 months from the original effective date of our registration statement, our founders will suffer substantial losses. Financial constraints or time pressures will increase the risk that we will truncate our due diligence or lower our target selection standards. If we do not perform an adequate investigation or we select an unsuitable target, the post-acquisition company may not live up to our expectations.

You will not be able to sell your gift shares until we complete an acquisition.

All gift shares will be deposited in the Rule 419 Escrow and held in trust until we negotiate an acquisition, comply with the requirements of Rule 419 and close the transaction. You will not be able to sell or transfer your gift shares until we have closed an acquisition and the escrow agent has delivered stock certificates to you.

Our founders expect the gift share distribution to significantly increase the value of its remaining shares, which means that it will indirectly benefit from its own gifts.

Upon completion of the gift share distribution, we will be a publicly held blank check company with a shareholder base. This shareholder base will likely make it easier for the post-acquisition company to obtain a listing on the OTCBB, Pink Sheets, or national securities exchange. Our founders believe that this status will make our company attractive to potential targets and significantly increase the value of its remaining shares.

Our reconfirmation offering will be a “take it or leave it” proposition.

We must conduct our reconfirmation offering when we negotiate an acquisition where the fair value of the target exceeds $10,000. If we negotiate an acquisition, file a post-effective amendment and then conduct an unsuccessful reconfirmation offering, our founders will unwind the gift share distribution and we will withdraw our registration statement. Rule 419 only requires that our prospectus disclose the reconfirmation threshold negotiated by our company and a target. In the event that the threshold is not met and the gift share distribution is unwound, the donees will have no interest in our company. Therefore, our reconfirmation offering will be a “take it or leave it” proposition, and your individual decision to accept the reconfirmation offering may be overruled by other donees who reject the reconfirmation offering or fail to respond.

We do not intend to comply with the corporate governance standards that apply to exchange listed issuers before we complete an acquisition.

 Upon completion of the gift share distribution, our founders will own 98% of our voting stock and have both the executive power and voting control to approve all corporate actions without your consent. We do not have any independent directors or an audit committee to review related party transactions. We do not intend to comply with the corporate governance standards that apply to exchange listed issuers before we complete an acquisition and there can be no assurance that the post-acquisition company will fully comply with such standards after an acquisition.

All our officers are engaged in other business activities and will face conflicts of interest in allocating their time among their various business affairs.

Our officers are not required to devote any specific amount of time to our business. Our officers are actively involved in other business activities and they will face conflicts in allocating their time among their various business interests including other blank check companies. Such conflicts may delay or prevent us from effecting an acquisition on terms comparable to transactions involving other companies in which our founders may have an interest.

Potential Conflicts of Interest may arise because of our officers involvement in other blank check companies both those currently existing and future company formations.

Our officers and directors are not full time employees of our company and are actively involved in other business pursuits. They currently control and also intend to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, they may be subject to a variety of conflicts of interest. Since our officers and directors are not required to devote any specific amount of time to our business, they will experience conflicts in allocating their time among their various business interests. Moreover, any future blank check companies that are organized by our officers and directors may compete with our company in the search for a suitable target.

If we lose the services of our officers, we may be unable to pay the fees of other professionals.

Ronald A. Davis has agreed to serve as our president and director and Ronald G. Brigham has agreed to serve as our secretary-treasurer and director without compensation. Mr. Davis and Mr. Brigham will represent us in connection with an acquisition and assist in the preparation of the required post-effective amendment to our registration statement. Neither Mr. Davis nor Mr. Brigham will receive any compensation from us in connection with these services, though they will have an interest in our success due to their indirect shareholdings and business arrangements. If Mr. Davis or Mr. Brigham are unavailable because of conflicting work demands or otherwise fail to provide needed services, we may be unable to retain other professionals to perform the work because we do not have sufficient resources to pay substantial professional fees.

We expect an acquisition to result in a change of control and our officers will not have any power to influence future decisions of the post-acquisition company.

As stated earlier, an acquisition will result in a change in control of the Company. Once an acquisition is consummated, our current officers and directors will resign, and the target company’s management will appoint new directors and officers. There is no assurance that we will be able to negotiate appropriate agreements relating to corporate governance, exchange listing, after-market support and similar matters in connection with an acquisition. There is no assurance that any terms we negotiate will be effective. If successor management does not implement appropriate corporate governance practices and devote sufficient resources to listing the post-acquisition company’s shares on a national securities exchange and developing and promoting a public market, you may be unable to sell your shares at any price.

We have registered 10,000,000 shares of the 100,000,000 shares issued to our founders and have not registered, but we have issued to the founders the remaining 90,000,000 shares.

We have registered 10,000,000 of the shares issued to our founders. We do not intend on issuing additional shares before consummating an acquisition; however, if we do consummate an acquisition, management of the combined company may wish to issue additional shares. If the Company’s new management decides to issue additional shares, then the Company will have to amend its charter. This corporate action will require a shareholder vote, and the Company will have to obtain proxies from shareholders asking them to vote on the proposed amendment. Obtaining proxies is an expensive and time-consuming process.

Our regulatory status may make an acquisition more complex and expensive.

 As a blank check company, we are required to file a post-effective amendment to this registration statement at any time when an acquisition becomes probable or upon the execution of an acquisition agreement. This post-effective amendment must contain all of the information required in an initial registration statement for the target company. As a result, a merger or acquisition with us may be more complex and expensive than a merger or acquisition with another company.

There has never been a public market for our shares and such a market may never develop.

No market makers have expressed any interest in our company, and we do not intend to engage in discussions with potential market makers until we have negotiated an acquisition. There has never been a public market for our shares, and a market for the shares of the post-acquisition company may never develop. If an active public market does not develop, you may be unable to resell your shares at any price.

After completion of an acquisition, our shares may be subject to the SEC’s penny stock regulations, which would discourage brokers from effecting transactions in those shares.

SEC Rule 3a51-1 defines a “penny stock” as any equity security that is not listed on a national securities exchange and has a bid price of less than $5 per share. Even if we complete an acquisition, there is no assurance that the penny stock rules will not apply to our shares. Before effecting an open market transaction that is subject to the penny stock rules, a broker-dealer must determine that the purchaser is a suitable investor; deliver certain disclosure materials to the purchaser and receive the purchaser's written approval. Because of these restrictions, most broker-dealers refrain from effecting transactions in penny stocks and many actively discourage their clients from buying penny stocks. Restrictions on the ability of broker-dealers to recommend our stock could make it more difficult for our stockholders to sell their shares, may decrease liquidity, adversely affect prevailing prices and make it difficult or impossible for you to use our shares as collateral.

Additional Risks for Owners of Potential Acquisition Targets

A transaction with our company may not be less expensive than an IPO.

We do not have any substantial financial resources or meaningful access to additional financing. Our plan of operations assumes that our target will ultimately pay the costs and expenses of the lawyers and other professionals we retain to represent us in connection with an acquisition. We also believe targets will expend substantial sums for:

•

Our reasonable due diligence costs and expenses;

•

The fees of their lawyers and accountants who will bear primary responsibility for preparing the information that must be included in our post-effective amendment and the related prospectus;

•

The costs of preparing any additional registrations and applications necessary to facilitate the closing of an acquisition, comply with state law or facilitate the development of a trading market; and

•

The costs of preparing, filing and distributing regular reports under the Exchange Act, together with the specific reports required by Rule 419.

 Accordingly, a transaction with our company may not be less expensive than an IPO. We believe that an IPO is usually a better alternative than a transaction with a public shell. If you conduct an IPO and you still want to be a public reporting company, you should be aware that the process of effecting a transaction with a public shell is difficult, expensive and subject to numerous substantial risks that will make it very difficult to develop an active, liquid, stable and sustained trading market for the post-acquisition company’s shares.

You should not consider a transaction with our company if you need additional capital or will require additional capital within 12 to 18 months.

A transaction with our company will not give you immediate access to the capital markets. You should not consider a transaction with our company if you need additional capital or expect to need additional capital within 12 to 18 months. Until the post-acquisition company has been active for a sufficient period of time to demonstrate credible operating performance, it will be very difficult, if not impossible, for the post-acquisition company to raise additional capital. You cannot assume that additional capital will ever be available.

If you enter into a transaction with our company, you will be subject to substantial restrictions and limitations under applicable SEC rules for a significant period of time.

The SEC has promulgated a series of special rules for private companies that enter into transactions with shell companies like ours that have no significant assets. If you enter into a transaction with our company, those rules will limit your ability to engage in certain activities and enjoy certain privileges for a significant period of time. For example, our company will be unable to register stock on Form S-8, which is typically used to register the offering and sale of shares pursuant to employee option plans, until 60 days after the closing of an acquisition. We will also be an “ineligible issuer” under the Securities Act for a period of three years after the closing of an acquisition, which means that we will not be able to use certain streamlined registration procedures, including those that permit the use of free writing prospectuses, permit incorporation by reference from other SEC filings, define safe harbors from “gun-jumping” rules and provide other benefits to “well-known seasoned issuers.”

You should expect increased regulatory scrutiny and a high degree of skepticism from the financial community if you enter into a transaction with our company.

Blank check companies have been used as vehicles for fraud and manipulation in the penny stock market. Therefore, you should expect more regulatory scrutiny at the Federal and state level than you might otherwise encounter if you simply filed a registration statement for an IPO. Moreover, the financial community views shell transactions with a high degree of skepticism until the post-acquisition company has been active for a sufficient period of time to demonstrate credible operating performance. Increased regulatory scrutiny may increase your compliance costs and market skepticism may make it more difficult to establish and maintain an active, liquid, stable and sustained trading market for the post-acquisition company’s shares.

You should not consider a transaction with our company if you are seeking short-term investment liquidity for corporate insiders.

While the acquisition and founders’ shares have been registered under the Securities Act, all shares held by persons who are affiliates of the post-acquisition company will be classified as “restricted securities” that were issued on the closing date of the acquisition. These shares will not be eligible for resale for a period of one year from the closing date unless the resale is registered under the Securities Act. Even after one year, shares held by affiliates will be subject to volume and manner of sale restrictions unless they are separately registered. You should not consider a transaction with our company if you are seeking short-term investment liquidity for corporate insiders.

Our shares will not automatically qualify for an immediate listing on a national securities exchange, and unless successor management implements appropriate corporate governance practices, our shares may never qualify for such a listing.

Even if our company completes an acquisition that satisfies the public float, operating history, stockholders’ equity, net income and market capitalization standards for a national securities exchange, we must also comply with the applicable distribution, minimum price and corporate governance standards. Accordingly, our shares may have to begin trading on the OTC Bulletin Board or the Pink Sheets, and wait to apply for a national securities exchange listing until all of the applicable listing standards have been satisfied. There can be no assurances that our shares will ever qualify for listing on a national securities exchange.

The holders of gift shares are likely to be “sellers” and the availability of large quantities of gift shares may impede the development of a trading market or increase market volatility.

Gift share donees will have no money at risk in our company. If you enter into a transaction with us, donees are likely to be willing to sell gift shares at a price that is significantly less than the minimum price required for a national securities exchange listing. Therefore, the market may have to absorb a substantial number of outstanding gift shares before the prevailing market price stabilizes.

If the post-acquisition company is successful, there may not be enough shares available.

Our capital structure has been designed to facilitate the development of an orderly trading market. However, if the post-acquisition company is successful, the relatively small number of freely transferable shares may make it difficult to satisfy market demand. Our existing stockholders can be expected to maximize their personal benefit, and if substantial quantities of gift shares are withheld from the market, the resulting supply and demand imbalances could drive the market price of our shares to unsustainable levels.

Successor management will need to devote substantial time, effort and expense to developing and maintaining an active trading market.

Once an acquisition is completed, our founders do not plan to be actively involved in the post-acquisition company’s affairs. Our founders do not intend to participate in future fundraising activities, offer unsolicited advice on future management decisions, assist in the promotion of the post-acquisition company’s stock or exercise any other control or influence over the activities of successor management. Therefore, successor management will need to devote substantial time, effort and expense to developing and maintaining an active trading market. If successor management fails to devote adequate time and resources to that effort, any market that does develop is likely to be short-lived and volatile. If an active and liquid trading market does not develop, the market price for the post-acquisition company’s shares will decline and those price declines are likely to be permanent.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements and information on a number of topics, including:

•

Our goals, our business plan and the availability of suitable targets;

•

Our ability to locate a suitable target, conduct an adequate due diligence investigation and negotiate a reasonable acquisition;

•

Our ability to execute our business plan in compliance with the requirements of Rule 419;

•

The potential development of a public trading market for the post-acquisition company’s shares; and

•

Other topics that can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe” and other similar words.

 These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including the risk factors and other uncertainties described in this prospectus. We do not intend to update our forward-looking statements. In light of the many risks and uncertainties surrounding our business plan, donees and owners of targets should be aware that we can provide no assurance that any of the forward-looking statements in this prospectus will prove to be accurate.

RULE 419 CONSIDERATIONS

We are a “blank check company,” as defined in Rule 419. Our business plan may be described as a “blind pool” because neither you nor we know what the business of our company will be. This section explains the requirements of Rule 419 and describes the procedures we will implement to comply with the rule.

Introduction to Rule 419

Blank check companies have been used in the past as vehicles for fraud and manipulation in the penny stock market. As a result, Congress enacted Section 7(b) of the Securities Act, which provides for heightened disclosure obligations and certain substantive rights for investors in blank check offerings. Pursuant to Section 7(b), the SEC adopted Rule 419, which requires blank check companies to implement certain safekeeping, disclosure and reconfirmation procedures in their public offerings, including:

•

Depositing at least 90% of any net offering proceeds in escrow until the requirements of Rule 419 have been satisfied and an acquisition has been completed;

•

Depositing all securities distributed to the public in escrow until the requirements of Rule 419 have been satisfied and an acquisition has been completed;

•

Conducting a reconfirmation offering for the purpose of giving public stockholders an opportunity to review and consider detailed prospectus disclosure concerning a proposed acquisition;

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Giving each public stockholder an opportunity to either approve the proposed acquisition and retain his shares, or reject the proposed acquisition and unwind his share acquisition transaction;

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Unwinding individual transactions with any public stockholders that do not approve the reconfirmation offering in writing; and

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Unwinding the public distribution in its entirety if a specified percentage of the public stockholders do not approve the reconfirmation offering, or if an acquisition is not closed within 18 months from the original effective date of our registration statement.

Rule 419 Documentation Requirements

Our registration statement. Our registration statement relates to an offering of securities that will commence on the date of this prospectus and terminate upon the distribution of all gift shares to the donees.

We do not intend to engage in detailed discussions with potential targets until our founders complete the gift share distribution. In the event that a material acquisition becomes probable during any period when offers and sales are being made, we will immediately suspend the offering and promptly file a post-effective amendment containing the information specified by Form S-1 and the applicable Industry Guides, including audited financial statements of the target and related pro forma financial information.

Information Requirements for Targets. We must file a post-effective amendment to our registration statement and conduct a reconfirmation offering when an acquisition becomes probable. We cannot consider a transaction with a target that cannot provide all information specified by Form S-1 and the applicable Industry Guides, including audited financial statements. While the information required for our post-effective amendment is not materially different from the information that would be required in connection with any merger involving a shell company and a private company, Rule 419 requires a pre-transaction filing under the Securities Act instead of a post-transaction filing under the Exchange Act.

Description of Escrow Arrangements

Rule 419 applies to every registration statement filed by a blank check company, including issuer transactions and the resale of outstanding securities. In compliance with the applicable requirements of Rule 419, we have established a segregated Rule 419 escrow with ClearTrust, LLC. Since our founders will not receive money, property or other consideration from any donee, there will be no offering proceeds that can be deposited in the Rule 419 escrow.

Gift Shares. When a gift share transaction is completed, all gift shares deposited in the Rule 419 escrow will be registered in the names of the donees and may be in either certificated or un-certificated form. The gift shares will be held in trust for the sole benefit of the donees until we negotiate an acquisition, comply with the disclosure and reconfirmation requirements of Rule 419 and hold a final closing. While gift shares are held in the Rule 419 escrow, donees will be entitled to all of the voting and other rights of stockholders of our company. However, gift shares deposited in the Rule 419 escrow may not be sold or transferred by donees, except upon death or pursuant to a qualified domestic relations order.

Reconfirmation Offering

Rule 419 requires us to amend our registration statement and conduct a reconfirmation offering as soon as an acquisition becomes probable. We will take the following steps to ensure compliance with Rule 419:

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When we negotiate an acquisition, we will sign a preliminary agreement with a target that is contingent on obtaining all necessary approvals and subject to the completion of our reconfirmation offering;

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When our founders negotiate agreements for the sale of its shares, the target and our founders will sign agreements that are contingent on the completion of our reconfirmation offering and subject to the closing of an acquisition;

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When conditional agreements have been signed by all necessary parties, we will file an amendment to our registration statement that provides the information required by Rule 419(e)(1)(i)-(iii), together with other appropriate disclosures;

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Before we conduct our reconfirmation offering, we will deliver a current prospectus to each stockholder of the target and each donee. If the transaction terms are accepted and agreed to by all necessary parties on the target’s side of the transaction, we will execute definitive contracts that are only subject to the successful completion of our reconfirmation offering;

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After executing the definitive contracts, we will deliver a final prospectus to each donee and conduct our reconfirmation offering; and

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Upon successful completion of our reconfirmation offering, we will hold a final closing of the acquisition transaction, our founders will hold final closings of their agreements with transferees and we will distribute a prospectus supplement to describe the completed acquisition and the date of closing.

In connection with our reconfirmation offering, each donee will be given at least 20 and not more than 45 days to consider the reconfirmation offering terms and make a decision. Each donee will then be required to either approve the terms of our reconfirmation offering in writing and retain the gift shares, or reject the terms of our reconfirmation offering and return the gift shares to our founders.

Rule 419 requires us to treat a donee’s failure to respond to our reconfirmation offering as a rejection of the reconfirmation offering. If a donee fails to respond in a timely manner, his gift share transaction will be unwound and his gift shares will be returned to our founders. If a specified percentage of the donees do not approve the terms of our reconfirmation offering in writing, our public distribution will be unwound in its entirety and the proposed transaction will be abandoned.

If we successfully complete our reconfirmation offering and close an acquisition, we will deliver a notice of completion to the escrow agent. This notice will include a copy of our final prospectus and identify the donees that approved the terms of our reconfirmation offering in writing. Upon receipt of this notice, the escrow agent will release the donees’ stock certificates from the Rule 419 escrow. Promptly thereafter, we will file a prospectus supplement that indicates the number of shares released from the Rule 419 escrow and the date of such release.

USE OF PROCEEDS

We will not receive any proceeds from the gift share distribution. Our founders will receive cash or other property in exchange for shares offered in this offering. Since we have not identified a potential target and an acquisition may be structured as a merger, capital stock exchange, asset acquisition, stock purchase or similar transaction with a domestic or foreign company, it is impossible to specify the nature of the property we may receive in exchange for acquisition shares or predict the value of such property.

Our founders will not receive any money, property or other consideration in connection with the gift share distribution, however, they may sell up to 8,000,000 founders’ shares to the owners of a target and other third parties that are involved in an acquisition. The pricing and other terms of founders’ share transactions will be negotiated in connection with an acquisition and disclosed in the prospectus for our reconfirmation offering. While the proceeds from the sale of founders’ shares may be substantial, the Company will not have any interest in those proceeds.

DETERMINATION OF OFFERING PRICE

We have decided to gift shares to family members, friends, and business acquaintances rather than sell them. As a result, we determined that the offering price for these shares is the par value of the Company’s stock because no consideration is being provided for these shares.

We will become a publicly held blank check company as a direct result of the gift share distribution; however, these shares must be held in escrow pending an acquisition. This shareholder base will likely make it easier for the post-acquisition company to obtain a listing on the OTCBB or the Pink Sheets. Our founders believe this status will make our company attractive to potential targets and significantly increase the value of their remaining shares. Because of the complexities involved in soliciting investors and accounting for investor funds under Rule 419, our founders have decided to simply distribute gift shares to family members, friends and business acquaintances. Therefore, our founders will indirectly benefit from their gifts.

DETERMINATION OF OFFERING PRICE

For Gift Shares

We will become a publicly held blank check company as a direct result of the gift share distribution. Our founders believe this status will make our company attractive to potential targets and significantly increase the value of their remaining shares. Because of the complexities involved in soliciting investors and accounting for investor funds under Rule 419, our founders have decided to simply distribute gift shares to family members, friends and business acquaintances. If we successfully implement our business plan, our founders expect to realize substantial personal gains from the sale of 8,000,000 founders’ shares. Therefore, our founders will indirectly benefit from their gifts.

For Founders’ Shares

The price our founders will receive for the sale of founders’ shares will be negotiated in connection with an acquisition, may not exceed the book value per share we receive in exchange for restricted shares owned by the founders and must be disclosed in the prospectus for our reconfirmation offering. Founders’ shares will not be sold in open market transactions or at prices that are not disclosed in the prospectus for our reconfirmation offering. Since our company will receive property in exchange for acquisition shares and our founders will receive cash from the sale of founders’ shares, our founders plan to offer founders’ shares at a price that represents a reasonable discount to the per share value we receive for acquisition shares.

DILUTION

As of June 30, 2010, our working capital balance was $5,000 which equates to a net tangible book value of $0.0005 per share. This offering will not change the net tangible book value of our shares because our founders will transfer shares that they presently own and the Company will not receive any proceeds from this offering.

We cannot predict whether a future acquisition will dilute the net tangible book value of our shares, but we believe such an outcome is unlikely. If appropriate, the prospectus for our reconfirmation offering will include detailed dilution disclosures.

SELLING STOCKHOLDERS

All of the shares registered in this offering are to be sold by Segunda Oportunidad, LLC and Ronald G. Brigham, our founders. None of the proceeds of this offering will belong to the Company.

The Manager of Segunda Oportunidad, LLC, Ronald A. Davis, is our President and a Director. Segunda Oportunidad, LLC owns 50% of the stock of our company. Ronald G. Brigham is Secretary and a Director of our Company and owns 50% of the outstanding stock of Cheetah Holding Corporation. The founders of the Company are registering for resale 10,000,000 of its shares in connection with a potential acquisition. We are unable to determine how many shares the founders will sell at this time. In our post-effective amendment, we will disclose the number of shares that the founders will be selling.

Ronald A. Davis is Manager of Segunda Oportunidad, SA. Ronald A. Davis, who is our President controls 50% of the stock of our company, and it is registering for resale 5,000,000 of his shares in connection with this offering. Ronald G. Brigham, who is our Secretary-Treasurer, controls 50% of the stock of our company and is registering for resale 5,000,000 of his shares in connection with this offering. We are unable to determine how many shares our founders will sell at this time. In our post-effective amendment, we will disclose the number of shares that our founders will be selling.

PLAN OF DISTRIBUTION

Our two founders will give 1,000,000 shares each of stock to family members, friends and business acquaintances selected by them. The selection of donees will be an arbitrary process and each of our founders will consider a variety of personal factors during the selection process.

Our founders will deposit all 10,000,000 registered shares in the Rule 419 escrow. 2,000,000 of the shares held in the Rule 419 escrow will be held in trust for the sole benefit of the donees until we negotiate an acquisition and comply with the disclosure and reconfirmation requirements of Rule 419. Donees will not be able to sell or otherwise transfer gift shares until we close an acquisition. The residual 8,000,000 shares retained in the Rule 419 escrow will only be eligible for sale when we negotiate an acquisition and comply with the disclosure and reconfirmation requirements of Rule 419 and the acquisition becomes finalized.

Our founders will be considered underwriters with respect to all shares registered in this registration statement. Our founders have already purchased from our company all shares being sold by means of this prospectus.

The Manager, Ronald A. Davis, of Segunda Oportunidad, SA, one of the selling stockholders and an underwriter for purposes of this registration statement, is our President and a director. Ronald G. Brigham, the other selling stockholder and an underwriter for purposes of this registration statement, is our Secretary-Treasurer and a director.

We have not taken any measures to identify or solicit proposals from potential targets and we do not know when we will engage in such a transaction, if at all. If our founders decide that a registered broker-dealer can most efficiently coordinate and manage a proposed acquisition, they and we may enter into a transaction specific underwriting agreement. In that event, we will be required to identify the underwriter and disclose all material terms of the plan of distribution in the post-effective amendment for our reconfirmation offering. We will also be required to include copies of all relevant agreements as exhibits. We have no present plans to engage an underwriter to coordinate and manage a proposed acquisition.

Distribution Upon Negotiation of an Acquisition

The remaining shares of the Company, or some portion thereof, held by our founders will be sold to the shareholders of a private company that wishes to become publicly traded in a private transaction. Our founders will negotiate with target companies on an individual basis for the purchase price of these shares. The amount of shares sold and the purchase price are unknown at this time. Our founders may decide to retain a certain amount of their shares depending on its negotiations with the target company. This prospectus does not relate to any shares that may be offered in such a transaction. If a material acquisition becomes probable at any time, we will promptly file a post-effective amendment to our registration statement that contains the information required by Rule 419, Form S-1 and applicable SEC regulations.

Subject to the limits described in this prospectus, our officers will have broad discretion to negotiate and structure an acquisition. All material terms of a proposed acquisition will be determined by arms-length negotiations between our officers and the representatives of a potential target. Our President, Ronald A. Davis has equity interest in five blank check companies that are in various stages of registering shares with the Securities and Exchange Commission. This results in a conflict of interest and there cannot be any assurance that, with a limited number of quality acquisition candidates available, the shareholders of our company may not be treated fairly and may suffer a loss because of the possibility that other blank check companies in which Mr. Davis in involved will fare better than our company. All material terms of a proposed acquisition will be disclosed in the prospectus for our reconfirmation offering.

Underwriter Compensation

Our founders will not be receiving any commission or other type of compensation during the gift share distribution. Once an acquisition is consummated, our founders will receive compensation from the sale of some or all of the shares to the owners of the target company. Our founders will not earn any commissions from us.

Other Expenses of Issuance And Distribution

The following table sets forth summary information on the expenses that we expect to incur in connection with the registration of our securities and the gift share distribution. It is presently impossible to estimate the additional expenses that we may incur in connection with our reconfirmation offering. All of the expenses related to this offering listed below will be paid first from the available resources and any unpaid expenses will be paid by our founders and will not be reimbursed by the Company.

Total
Estimated
Expenses
Accounting fees and expenses	$2,750
Rule 419 escrow agent fees	$5,000
Printing and postage	$1,100
Miscellaneous expenses	$1,500
Total Offering Costs	$10,350

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 and 25,000,000 shares of undesignated preferred shares with par value of $0.0001. All of the common shares are issued and outstanding as of the date of this prospectus. However, none of the shares of the preferred have been issued and outstanding.

Common Stock

Our stockholders are entitled to cast one vote per share on all matters that are voted on by stockholders. There is no cumulative voting or classification with respect to the election of directors, which means that holders of more than 50% of our stock can elect all of the directors in any given election. Our stockholders are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. Our common stock is non-assessable, which means that once the subscription price is paid, the Company may not require stockholders to invest additional monies.

Preferred Stock

The Company is authorized to issue 25,000,000 shares of Preferred Stock which may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

As of the date of this Prospectus, none of the Preferred Stock has been issued.

Dividend Policy

There is no restriction in our corporate charter that prevents us from paying cash dividends. However, Delaware law prevents corporations from paying dividends if, after giving effect to the distribution: (i) the corporation will be unable to pay its debts as they come due; or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus any amounts required to be paid to preferential shareholders.

We have never paid cash dividends and do not intend to pay cash dividends in the foreseeable future. After we have consummated an acquisition, our ability to pay cash dividends will be governed by the financial condition of the target company, management’s willingness to distribute such dividends, and Delaware corporate law. The post-acquisition company may be unable to pay cash dividends for an extended period of time, if ever.

Resale Limitations

Donees will not be able to sell, pledge or otherwise transfer gift shares, or any interest therein, until we have completed our reconfirmation offering and the escrow agent has released the donees’ stock certificates from the Rule 419 Escrow.

EXPERTS

The Law Office of Barbara A. Moran, PA., 1375 Semoran Boulevard, Suite 1075, Casselberry, Florida 32707, is legal counsel to the Company. Ms. Moran has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement and has also been engaged as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®.

OUR PROPOSED BUSINESS

Overview. We are a blank check company. Our goal is to effect a merger, stock exchange, asset acquisition or similar transaction with a domestic or foreign business on terms that will give our stockholders a reasonable share of the increased value that ordinarily arises when a company makes the transition from private to public ownership. We do not have a target under consideration. We have not engaged in any substantive business to date and we have no plans to engage in any particular business in the future. We have not taken any measures to identify or solicit proposals from potential targets and we do not know when we will engage in such a transaction, if at all. We will not limit our search to a particular industry or geographic area.

The two most common ways for a private company to “go public” are a traditional IPO or a transaction with a shell company. Over the last decade, as IPO’s have become increasingly costly and are not open as a reasonable avenue for small and middle capitalization companies, many companies that want to become publicly held have decided that a shell transaction is a reasonable alternative to the traditional IPO. In the past, an IPO was the best choice for companies that needed substantial additional capital.

However, we believe a significant number of companies can derive substantial benefit from a well-structured and carefully implemented shell transaction.

 Shell companies. SEC regulations generally define the term “shell company” to include any company that has registered its stock under the Exchange Act and:

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Has no substantial operations; and

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Has no substantial assets; or

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Has substantial assets that are principally held in cash and cash equivalents.

Implicit in the definition is the existence of shares that can be lawfully resold by current stockholders without further registration under the Securities Act.

In general, the SEC’s definition of “shell company” is broad enough to include:

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Newly-formed SPACs that conduct IPOs for the purpose of raising a large capital pool that can be used to purchase assets or companies;

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Unsuccessful public companies that have no substantial remaining assets;

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Companies that voluntarily register their outstanding securities under the Exchange Act and have no clear business plans or substantial assets;

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Blank check companies like ours that conduct registered stock offerings under Rule 419; and

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Reporting companies that have specific business plans but otherwise fall within the definition.

In addition, other acquisition-oriented companies that are not registered with the SEC are often referred to as shell companies. We will compete with a wide variety of entities that have a business plan similar to ours. Because of the intense competition among acquisition-oriented companies, there is no assurance that we will be able to compete effectively for an attractive acquisition, or negotiate, document and close a transaction within the 18-month window specified in Rule 419. If we cannot negotiate and close a timely acquisition, our founders will unwind the gift share distribution and we will withdraw our registration statement. In that event, you will have no interest in our company.

Shell transactions. The basic premise of a shell transaction is that a private company can combine with a shell company, and the resulting enterprise will have both the business attributes of the private company and the public company attributes of the shell company. Some of the more common business reasons for private companies to engage in shell transactions include:

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Providing an exit mechanism for owners that want to retire or implement a succession plan;

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Providing an exit mechanism for current or potential investors who require a measure of liquidity;

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Establishing a market value in preparation for a planned expansion that will require additional capital;

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Increasing total stockholder value by transforming a private company into a public company;

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Creating an “alternative currency” (i.e. publicly traded shares) that can be used for acquisitions; and

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Facilitating equity-based compensation for management and employees.

While the SEC’s definition of the term shell company is broad, public shells are not fungible commodities and each type of shell has its own characteristics, strengths and weaknesses. In cases where a target can effectively deploy substantial amounts of new capital or the target’s shareholders are seeking to immediately sell their shares in the target to an acquirer, a SPAC is usually the best alternative. In cases where management is willing to accept the risks of an entity that previously operated another business, an unsuccessful public company may be an acceptable alternative. In many other cases, a blank check company like ours may be the best choice.

SPACs distinguished. SPACs are companies whose business plan is to raise capital in a public offering, and then use the capital raised to acquire an operating business. SPACs are similar to blank check companies in that they register their securities with the SEC; publicly distribute their shares; and use the proceeds to acquire another business. However, SPACs are not subject to Rule 419 because their offerings are structured so as to raise sufficient funds so as to avoid Rule 419 and also because their shares are often listed for trading on a national securities exchange.

SPACs are designed to serve as acquisition vehicles for businesses that need and can effectively use a large capital infusion. Our company, in contrast, is designed to help adequately financed small companies make the transition from private to public ownership while leaving control in the hands of the target’s current stockholders and management.

IPOs distinguished. A private company that wants to conduct an IPO must file a registration statement with the SEC and then sell its stock in a public offering. The process is expensive and time consuming, but it can be a very effective way for a private company to raise capital and usually increases the book value of the shares held by the private company’s existing shareholders. In contrast, a shell transaction does not generate additional capital and usually reduces the book value of the existing stockholders’ shares.

We believe an IPO is preferable if a private company needs additional capital. But where a well-financed private company wants to go public for reasons other than a current need for additional capital, we believe it is important for the management and owners to carefully consider the pros and cons of each alternative. The following table highlights some of the differences we believe the management and owners of a private company may want to consider before deciding between an IPO and a shell transaction.

CHARACTERISTICS OF IPO MARKET	CHARACTERISTICS OF SHELL MARKET
An IPO generates substantial cash, significantly dilutes the ownership interest of insiders and usually increases the book value per share of a company’s stock.	Shell transactions do not generate substantial cash, do not significantly dilute the ownership interest of insiders, and do not increase the book value of a company’s stock.
The IPO market can be “trendy,” and if a company is not in a “hot” industry it can be difficult to conduct an IPO.	The shell market is not focused on current market trends.
Secondary markets develop rapidly, are generally liquid and there is usually a good balance between sellers and buyers.	Secondary markets develop slowly, liquidity is often a problem and supply and demand imbalances are not uncommon.
The IPO market is sensitive to market conditions and IPOs are frequently aborted or delayed at a late stage.	The shell market is less sensitive to market conditions and there is less risk of an eleventh hour delay.
IPOs are usually underwritten by a broker-dealer or investment bank, which provides greater credibility to the offering.	A company can become publicly traded without the expense and delay of obtaining an underwriter for an IPO.

Our Company Distinguished. The generic term “public shell” can be used to describe any existing company that has no substantial business and outstanding stock that may be lawfully resold by current stockholders without further registration under the Securities Act. Within this broad definition, there are substantial differences in the structure, value, flexibility and overall utility of public shells. While it is possible that a company could be “public” yet have shareholders who are not able to freely sell their shares without further registration under the Securities Act, we do not believe that such companies would be viable competitors of ours. The factors that distinguish our blank check company from most available competitive public shells include:

Control Status	Our structure is designed to leave a minimum of 90% of the post-acquisition company’s shares in the hands of the target’s current shareholders to minimize their potential dilution.

Securities Act Registration

We will register the issuance of additional shares under the Securities Act upon the consummation of an acquisition. Our target’s unaffiliated shareholders will have the same rights to sell shares after an acquisition as our unaffiliated shareholders. There are very few public shells that can offer a reasonable prospect of short-term liquidity to a target’s minority shareholders.

Simple Due Diligence

Our company was organized for the sole purpose of acting as a blank check shell, our documentary history is simple, and the bulk of our corporate activities have been and will be documented in our SEC filings.

No Potential Liabilities

Since we have not engaged in any prior operations and the donees will not invest money in our business, we believe the potential for third party liabilities is minimized, whether such liabilities arise from breach of contract, Securities Act liabilities, tort claims, environmental and other statutory liabilities or otherwise.

Contemporaneous Market Listing

Private companies that are considering shell transactions typically view trading status as a critical factor because many companies have encountered problems in getting a market listing after a shell transaction. Since our stock cannot trade until we close an acquisition, we believe the national securities exchanges are likely to apply the same standards they would in connection with an IPO and process a listing application while the SEC is reviewing the post-effective amendment for our reconfirmation offering.

Broad and Even Stock Distribution

Our structure is designed to create a pool of stockholders and provide an even distribution of stock ownership for a target company that wishes to go public. We believe our structure will help targets avoid problems that frequently arise when a few stockholders control large blocks of stock. Unlike many public shells, target companies can have a high degree of confidence that our shareholder lists are accurate and our shares are widely and optimally dispersed.

Inherent Structural Flexibility

Since Rule 419 requires that we conduct a reconfirmation offering before closing an acquisition, we will have a far greater capacity to easily implement a variety of structural changes that are often necessary in shell transactions. These change include but are not limited to:

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Implementing a name change;

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Accommodating a target’s desires with respect to forward or reverse share splits;

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Adjusting the percentage interests of various transaction participants;

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Implementing appropriate equity compensation plans;

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Implementing lock-up, dribble out or other trading restrictions;

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Ceding control to a board and management team selected by the target; and

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A range of other details that might be constrained in other shell transactions.

As a blank check company, we cannot predict the specific changes that a target might require in connection with an acquisition transaction. However, all required structural changes will be fully disclosed in our reconfirmation offering prospectus.

In developing a structure for our blank check company, we have endeavored to maximize our competitive advantages and minimize our competitive disadvantages. Therefore, we believe our blank check company will enjoy a strong competitive position when compared with other available public shells. We can provide you no assurances, however, that potential targets will find our structure more desirable than competitive shells.

Selecting a Target

We have not taken any measures to identify or solicit proposals from potential targets and we do not know when we will engage in such a transaction, if at all. We also believe a variety of other sources like attorneys, broker-dealers, investment bankers and venture capitalists may bring potential targets to our attention. Such introductions may result in either solicited or unsolicited proposals. We have not engaged any agents or other representatives for the purpose of identifying potential targets and we will not enter into any exclusive relationships with professionals that specialize in business acquisitions. However, we may agree to work with such professionals on a non-exclusive basis.

In evaluating potential targets, our founders' main concerns will be locating a target willing and able to pay a substantial amount of cash for its shares and/or the potential success of the post-acquisition company in the public market where the founders retain shares on the post-merged company. Our officers will ordinarily consider the following factors, among others:

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The target’s liquidity, financial condition and results of operation;

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 The target’s growth potential and future capital requirements;

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The nature, competitive position and market potential of the target’s products, processes or services;

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The relative strengths and weaknesses of the target’s intellectual property protection;

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The education, experience and abilities of the target’s management and key personnel;

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The market performance of the equity securities of similar public companies in the target’s industry.

The foregoing is not an exhaustive list of the factors we may consider in our evaluation of potential targets. We will also consider other factors that our officers deem relevant under the circumstances. In evaluating a potential target, we intend to conduct a due diligence investigation that will include, among other things, meetings with management and key staff, inspection of properties and facilities, reviews of material contracts, financial statements and projections, and any other matters that we believe are relevant under the circumstances.

The time, effort and expense required to evaluate a target and negotiate an acquisition cannot be predicted with any degree of accuracy. We do not have any full-time employees. Our officers will volunteer their services based on an expectation that the prices they receive from the sale of founder’s shares will adequately compensate them for their investments of time and money. Since our officers are not paid employees, they are not required to devote any specific amount of time to our business. If our officers do not devote adequate time to investigation, due diligence and negotiations, we may be unable to identify a suitable target, negotiate an acquisition and comply with the requirements of Rule 419 in a timely manner.

Limited Ability to Evaluate Management

We intend to evaluate the management of a potential target when considering the desirability of a potential acquisition. We cannot assure you that our assessment will prove to be correct or that a target’s management will possess the particular skills, qualifications and abilities required to effectively manage a public company.

We may require the target to recruit additional personnel to supplement its current management team. We cannot assure you that a target will have the ability to recruit additional managers, or that any new management team members that are recruited will have the requisite skills, knowledge or experience.

While it is possible that one or more of our officers will have some continued involvement in the affairs of the post-acquisition company, it is unlikely that any of them will have ongoing executive or board level authority. While our officers have significant experience in a variety of industries, we cannot assure you that our officers will have sufficient experience or knowledge relating to the operations of a particular target. The prospectus we distribute in connection with our reconfirmation offering will include detailed information on the identity, education and work history of the officers, directors and key personnel of the target.

Valuation of Targets

Our board intends to rely on established metrics that are generally used in the financial community to determine the value of a target and negotiate the terms of an acquisition. Our board will ordinarily begin its evaluation of a target using the following objective factors, among others:

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The target’s audited balance sheet and historical and projected revenues; and

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The target’s historical and projected results of operations and cash flow.

In most cases, our board will also consider a variety of subjective factors that can have a positive or negative impact on valuation decisions, including:

•

Overall conditions in the target’s industry and the target’s competitive position within its industry;

•

The relative strengths and weaknesses of the target’s business development plans;

•

The market capitalization of similarly situated public companies; and

•

The relative strengths and weaknesses of the target, compared with similarly situated public companies.

Based on their analysis, our board will reach a conclusion concerning the fair market value of a target. It will then attempt to negotiate an acquisition that maximizes stockholder value. The board may retain independent experts to assist in the evaluation of a target but it is not required to do so.

The valuation of a potential target is an inherently subjective process that is subject to a substantial degree of risk and uncertainty. Our directors are not experts in investment banking or the evaluation of businesses. We can give you no assurance that our board will be able to accurately assess the fair market value of a particular target. We can give you no assurance that our officers will be able to negotiate an acquisition on terms that are advantageous to our stockholders. If an acquisition is concluded, we can give you no assurance that the post-acquisition shares will ever achieve a market price that is in line with the value determined by our board of directors.

Structuring an Acquisition

Our Company has issued 100,000,000 shares authorized and outstanding. Upon the completion of this offering, 2,000,000 shares will have been gifted to an unknown number of individuals. Of the retained 98,000,000 shares, 8,000,000 will have been registered and will be available for a private company to acquire controlling interest in our company. Our capitalization statement includes 90,000,000 shares that we may sell to the shareholders of the private company in connection with an acquisition. It also includes 8,000,000 shares that our founders may resell to our advisors, owners of a target and other participants in the acquisition. Within these limits, our officers will have unlimited flexibility to structure an acquisition and establish terms for the sale of their founders’ shares.

We believe the most likely acquisition structure will involve a “reverse takeover” where we issue acquisition shares in exchange for the assets or outstanding stock of the target. Upon the completion of a reverse takeover, we expect that the former stockholders of the target will likely own a substantial majority of our outstanding shares. Since the ongoing costs and expenses associated with reporting under the Exchange Act can be a significant burden for a small company, we believe that larger established companies are better suited to shell transactions than small entrepreneurial companies. Moreover, a substantial transaction will be required to meet the minimum listing standards of a national securities exchange. The following tables summarize, for illustrative purposes only, the quantitative listing requirements for two prominent national securities exchanges.

Amex Listing Standards. The following table summarizes the quantitative listing standards for companies that want to list their securities on the American Stock Exchange:

	Standard 1	Standard 2	Standard 3	Standard 4
Operating history	N/A	2 years	N/A	N/A
Shareholders' equity	$4,000,000	$4,000,000	$4,000,000	N/A
Pretax income in last year or two of three most recent years	$750,000	N/A	N/A	N/A
Total Market capitalization	N/A	N/A	$50,000,000	$75,000,000	or
Total Assets				$75,000,000	and
Total Revenue				$75,000,000
Minimum price	$3.00	$3.00	$2.00	$3.00
Market value of public float	$3,000,000	$15,000,000	$15,000,000	$20,000,000

Distribution alternatives	800 public stockholders and 500,000 shares publicly held or
	400 public stockholders and 1 million shares publicly held or
	400 public stockholders, 500,000 shares publicly held and
	average daily trading volume of 2,000 shares for last 6 months

Nasdaq Listing Standards. The following table summarizes the quantitative listing standards for companies that want to obtain quotations for their securities on The Nasdaq Capital Market:

	Standard 1	Standard 2	Standard 3
Stockholders’ equity	$5,000,000	$4,000,000	$4,000,000
Market value of publicly held shares	$15,000,000	15,000,000	$5,000,000
Operating history	2 years	N/A	N/A
Market value of listed securities	N/A	$50,000,000	N/A
Net income from continuing operations in
last year or two of three most recent years	N/A	N/A	$750,000
Publicly held shares	1,000,000	1,000,000	1,000,000
Bid price	$4.00	$4.00	$4.00
Shareholders (round lot holders)	300	300	300
Market makers	3	3	3
Corporate governance	Yes	Yes	Yes

We will have over 400 round lot stockholders when the gift share distribution is completed; however this number is likely to decline in connection with our reconfirmation offering. We will endeavor to negotiate a transaction with a target that has sufficient operating history, stockholders’ equity and net income to satisfy the applicable quantitative listing standards. There are also several qualitative standards primarily relating to corporate governance and other matters. In connection with an acquisition, a target will probably ask us to change our name and may ask us to implement a forward or reverse split or otherwise change our capital structure to facilitate the target’s planned expansion or future financing activities. We are likely to agree to reasonable acquisition conditions proposed by a target.

There is no assurance that we will be able to negotiate an acquisition of a target that has sufficient operating history, stockholders’ equity and net income to satisfy the applicable listing standards of a national securities exchange. Even if the quantitative standards are met, a national securities exchange may require us to establish a trading history before considering a listing application. Therefore, the our shares may have to begin trading on the OTC Bulletin Board or the Pink Sheets, and the post-acquisition company may be required to wait to apply for a listing on a national securities exchange until all applicable listing standards are met. Under the circumstances, there is no assurance the post-acquisition company’s shares will ever qualify for listing on a national securities exchange.

No Right to Approve Specific Terms

We do not intend to provide information to our stockholders regarding our evaluation of potential targets or the progress of negotiations. Our officers will have the necessary executive and equity voting power to unilaterally approve all corporate actions until we close an acquisition. As a result, gift share donees will have no effective voice in decisions made by management and will be entirely dependent on management’s judgment in the selection of a target and the negotiation of the specific terms of an acquisition.

Under Delaware law, the stockholders of a corporation are not entitled to vote with respect to a stock issuance transaction that does not involve a statutory merger, even if the transaction will result in a change in control. We are likely to structure an acquisition as an exchange of stock in our company for the assets or outstanding stock of a target. Since we do not intend to conduct a statutory merger with a target, we do not intend to seek prior stockholder approval of the terms of a proposed acquisition.

Rule 419 will not give stockholders voting rights that they do not otherwise possess under Delaware law. If we successfully negotiate an acquisition, the transaction will be presented to our stockholders as an integrated whole. Each gift share donee will then be required to make an independent decision about whether he wants to remain a stockholder. If a donee does not approve our reconfirmation offering in writing, Rule 419 requires us to treat the failure to act as a rejection of our reconfirmation offering. If the requisite percentage of donees does not reconfirm their subscriptions in writing, we will not close a proposed acquisition.

Rule 419 does not require that a specific percentage of the gift share donees accept our reconfirmation offering. Instead, Rule 419 leaves that issue to negotiations between our company and the target. If the terms of reconfirmation offering establish a relatively low reconfirmation threshold, gift share donees will not necessarily be able to rely on the collective business judgment of others in making their decisions.

We will endeavor to structure an acquisition so as to achieve the most favorable tax treatment to the target and the stockholders of both companies. We cannot assure you, however, that the Internal Revenue Service or any state tax authority will agree with our tax treatment of the acquisition.

Information Requirements for Targets

We must file a post-effective amendment to our registration statement and conduct a reconfirmation offering before we close an acquisition. Rule 419(e)(1) requires that the amendment contain the information specified by Form S-1 and the applicable Industry Guides, including audited financial statements of the target and related pro forma financial information. In order to achieve our objectives, any potential acquisition target must be able to provide the necessary information. The information required for our post-effective amendment is not materially different from the information that would be required in connection with a conventional shell transaction. The only significant difference is that our blank check structure requires a pre-transaction filing with the SEC while information relating to a typical shell transaction is ordinarily filed 3 days after the transaction has closed.

Our future SEC filings must comply with the requirements of Regulations S-K and S-X, which can be more complex than their counterparts under Regulation S-B. Therefore, the owners of a potential target may decide that added cost of regulatory compliance will make our company less desirable than a competing public shell.

Business Diversification is Unlikely

Rule 419 will require us to conduct our reconfirmation offering as soon as we negotiate a transaction where the fair value of the business or assets to be acquired exceeds 80% of the estimated value of the maximum number of shares included in our registration statement, or $10,000.

We will probably not be able to diversify our operations or benefit from the spreading of risks or offsetting of losses. We will probably be dependent upon the development or market acceptance of a single or limited number of products, processes or services. Our probable lack of diversification may subject us to a variety of economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact on our future business. Accordingly, there is no assurance that our future operations will be commercially viable.

Structuring an Acquisition

We will attempt to negotiate an acquisition whereby our founders will sell their shares to the shareholders of a privately owned company for cash, stock in the combined company, or some combination thereof.

There is no assurance that we will be able to negotiate an acquisition of a target that has sufficient operating history, stockholders’ equity and net income to satisfy the applicable listing standards of a national securities exchange. Even if the quantitative standards are met, a national securities exchange may require us to establish a trading history before considering a listing application. Therefore, our shares may have to begin trading on the OTC Bulletin Board or the Pink Sheets, and the post-acquisition company may be required to wait to apply for a listing on a national securities exchange until all applicable listing standards are met. Under the circumstances, there is no assurance that the post-acquisition company’s shares will ever qualify for listing on a national securities exchange.

No Right to Approve Specific Terms

We do not intend to provide information to our stockholders regarding our evaluation of potential targets or the progress of negotiations. Our officers will have the necessary executive and equity voting power to unilaterally approve all corporate actions until we close an acquisition. As a result, gift share donees will have no effective voice in decisions made by management and will be entirely dependent on management’s judgment in the selection of a target and the negotiation of the specific terms of an acquisition.

Under Delaware law, the stockholders of a corporation are not entitled to vote with respect to a stock issuance transaction that does not involve a statutory merger, even if the transaction will result in a change in control. Since we do not intend to conduct a statutory merger with a target, we do not intend to seek prior stockholder approval of the terms of a proposed acquisition.

Rule 419 does not give stockholders voting rights that they do not otherwise possess under Delaware law. If we successfully negotiate an acquisition, the transaction will be presented to our stockholders as an integrated whole. Each gift share donee will then be required to make an independent decision about whether he wants to remain a stockholder. If a donee does not approve our reconfirmation offering in writing, Rule 419 requires us to treat the failure to act as a rejection of our reconfirmation offering. If the requisite percentage of donees does not reconfirm their subscriptions in writing, we will not close a proposed acquisition.

Rule 419 does not require that a specific percentage of the gift share donees accept our reconfirmation offering. Instead, Rule 419 leaves that issue to negotiations between our company and the target. If the terms of our reconfirmation offering establish a relatively low reconfirmation threshold, gift share donees will not necessarily be able to rely on the collective business judgment others in making their decisions.

Competition

We expect to encounter intense competition from other entities that have similar business objectives. Some potential competitors have significant resources that will be available for use following an acquisition. Others have outstanding warrants that can be expected to generate substantial cash for future operations. In addition, many of our potential competitors may possess more experienced management teams and greater technical, human and other resources than we do. The inherent limitations on our competitive position may give others an advantage in pursuing the acquisition of a target. Further, our obligation to file a post-effective amendment and conduct a reconfirmation offering will probably delay the completion of a transaction. This may be viewed as a competitive disadvantage in negotiations with potential targets.

Facilities, Employees and Administration

We do not have any office facilities of our own and do not intend to establish separate office facilities until we complete an acquisition. We do not own any equipment and do not intend to purchase or lease any equipment until we complete an acquisition. Our business is currently operated out of the offices of our president without compensation or reimbursement. We believe that the facilities and services provided by our management will be adequate for our needs until we complete an acquisition.

We do not have any employees. Our executive officers are not employees and they are not required to devote any specific amount of time to our business. We do not intend to hire any employees until we close an acquisition.

Periodic Reporting and Audited Financial Statements

Rule 419(f)(1) requires us to furnish stockholders audited financial statements for the first full fiscal year of operations following the consummation of an acquisition. After the effectiveness of this registration statement, we will be required to file annual and quarterly reports, proxy statements and other reports with the SEC before and after the acquisition.

No Established Public Market

There has never been a public market for our shares. We have no outstanding options, warrants, or convertible securities. We have no securities that could be sold pursuant to Rule 144 under the Securities Act. The Company is registering for resale in this offering all shares held by our founders.

Even if we complete an acquisition, the post-acquisition company’s shares are not likely to qualify for an immediate listing on a national securities exchange. At present, the securities of public companies that do not qualify for listing on a national securities exchange are usually quoted on the OTC Bulletin Board or reported in the Pink Sheets. These markets are frequently illiquid and volatile.

We have not engaged in discussions or negotiations with potential market makers. We will not approach any market makers until an acquisition is completed. We will not take any steps to seek a listing for our shares until the stock certificates are released from the Rule 419 escrow. We do not intend to use consultants or advisors to negotiate with potential market makers or promote an active trading market. Our founders and their respective affiliates will not recommend, encourage or advise donees to open brokerage accounts with any broker-dealer. Donees will make their own decisions regarding whether to hold or sell their gift shares.

As of the date of this prospectus, there are only two holders of record of our shares.

PROPERTY

We do not have any office facilities of our own and do not intend to establish separate office facilities until we complete an acquisition. We do not own any equipment and do not intend to purchase or lease any equipment until we complete an acquisition. Our business is currently operated out of the offices of our president and secretary and treasurer without compensation or reimbursement. We believe that the facilities and services provided by our management will be adequate for our needs until we complete an acquisition.

LEGAL MATTERS

We are not a party to any legal proceedings.

The Law Office of Barbara A. Moran, PA has given us its opinion that the shares registered in this offering are issued and outstanding, duly authorized, validly issued, fully paid and non-assessable common stock in accordance with Delaware law.

CHEETAH HOLDING CORPORATION

(A Development Stage Company

Financial Statements

June 30, 2010

CHEETAH HOLDING CORPORATION

(A Development Stage Company)

Financial Statements

June 30, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Cheetah Holding Corporation

(A Development Stage Company)

Vero Beach, FL 32968

We have audited the accompanying balance sheet of Cheetah Holding Corporation as of June 30, 2010, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from the date of inception on June 21, 2010 to June 30, 2010 then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cheetah Holding Corporation (A Development Stage Company) as of June 30, 2010, and the results of their operations and their cash flows for the period from the date of inception on June 21, 2010 to June 30, 2010 then ended in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of Cheetah Holding Corporation’s internal control over financial reporting as of June 30, 2010, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company

Sam Kan & Company,

August 2, 2010

Alameda, California

CHEETAH HOLDING CORPORATION
(A Development Stage Company)
Balance Sheet
June 30, 2010

ASSETS
Current assets
Cash	$5,000
Total current assets	5,000

Total assets	$5,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Total liabilities	$-

Stockholders' equity
Preferred stock, $.0001 par; 25,000,000 shares authorized; no shares issued or outstanding	-
Common stock, $.0001 par; 100,000,000 authorized; 100,000,000 shares issued and outstanding	10,000
Additional paid in capital	534
Deficit accumulated during development stage	(5,534)
Total stockholders' equity	5,000

Total liabilities and stockholders' equity	$5,000

See accompanying notes to financial statements

CHEETAH HOLDING CORPORATION
(A Development Stage Company)
Statements of Operations

For the Period from Inception on June 21, 2010 to June 30, 2010
Revenue	$-

Operating expenses
Professional fees	5,534
Total operating expenses	5,534

Net loss	$(5,534)

Basic and diluted loss per common shares	$(0.00)

Weighted average shares outstanding	100,000,000

See accompanying notes to financial statements

CHEETAH HOLDING CORPORATION
(A Development Stage Company)
Statement of Changes in Stockholders' Equity

	Common Stock		Preferred Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, June 21, 2010 (Inception)	-	$-	-	$-	$-	$-	$-
Common shares issued for services, $.0001 per share	50,000,000	5,000	-	-	-	-	5,000
Common shares issued for cash, $.0001 per share	50,000,000	5,000	-	-	-	-	5,000
Capital contributed by founder	-	-	-	-	534	-	534
Net loss, period ended June 30, 2010	-	-	-	-	-	(5,534)	(5,534)
Balance, June 30, 2010	100,000,000	$10,000	-	$-	$534	$(5,534)	$5,000

See accompanying notes to financial statements

CHEETAH HOLDING CORPORATION
(A Development Stage Company)
Statements of Cash Flows

For the Period from Inception on June 21, 2010 to June 30, 2010
Cash flows from operating activities
Net loss	$(5,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	5,000
Net cash used inoperating activities	(534)

Net cash used in investing activities	-

Cash flows from financing activities
Common stock issued for cash	5,000
Capital contributed by founder	534
Net cash provided by financing activities	5,534

Increase in cash	5,000
Cash at beginning of period	-
Cash at end of period	$5,000

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to financial statements

CHEETAH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2010

NOTE 1 - Summary of Significant Accounting Policies

Organization

CHEETAH HOLDINGS, INC. (the “Company”) was incorporated on June 21, 2010 in the State of Delaware. The Company is a “blank check company” formed as a vehicle to acquire or merge with a target business or company in a business combination. The Company’s fiscal year is June 30.

The Company has not yet generated revenues from planned principal operations and is considered a development stage company as defined in FASB ASC Topic 915 (formally SFAS No. 7 “Accounting and Reporting by Development Stage Enterprises”).

Cash and Cash Equivalents

The Company considers all highly-liquid investments, including cash and money market funds, purchased with a maturity of three months or less to be cash equivalents. There was $5,000 in cash at June 30, 2010.

Revenue Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Advertising Costs

Advertising expenses are recorded as general and administrative expenses when they are incurred.

Income Taxes

The Company accounts for income taxes using the asset and liability method described in FASB ASC 740, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

Loss per Share

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented. There were no possible common stock equivalents at June 30, 2010 and therefore basic and diluted EPS are the same.

CHEETAH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2010

NOTE 1 - Summary of Significant Accounting Policies (Continued)

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of cash, accounts payable and notes payable approximates fair value because of the immediate or short-term maturity of these financial instruments.

Research and Development

Research and development costs will be charged to expense as incurred. The Company did not incur any research and development costs during the period ended June 30, 2010.

Recently Enacted Accounting Standards

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162, which now resided with ASC 105, “Generally Accepted Accounting Principles.” With the issuance of SFAS 168, the FASB Accounting Standards Codification (“the Codification” or “ASC”) becomes the single source of authoritative U.S. accounting and reporting standards applicable for all nongovernmental entities, with the exception of guidance issued by the SEC. This change is effective for financial statements issued for interim or annual periods ending after September 15, 2009. The Codification does not modify existing GAAP nor any guidance issued by the SEC. Nonauthoritative accounting literature is excluded from the Codification. To improve usability, the Codification does include certain SEC guidance. GAAP accounting standards used to populate the Codification are superseded, with the exception of certain standards yet to be codified as of September 30, 2009, including SFAS 166 and 167 described subsequently.

The Company refers to FASB ASC 605-25 “Multiple Element Arrangements” in recognizing revenue from agreements with multiple deliverables. This statement provides principles for allocation of consideration among its multiple-elements, allowing more flexibility in identifying and accounting for separate deliverables under an arrangement. The EITF introduces an estimated selling price method for valuing the elements of a bundled arrangement if vendor-specific objective evidence or third-party evidence of selling price is not available, and significantly expands related disclosure requirements. This standard is effective on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Alternatively, adoption may be on a retrospective basis, and early application is permitted. The Company does not expect the adoption of this statement to have a material effect on its consolidated financial statements or disclosures.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05, “Measuring Liabilities at Fair Value,” (“ASU 2009-05”). ASU 2009-05 provides guidance on measuring the fair value of liabilities and is effective for the first interim or annual reporting period beginning after its issuance. The Company’s adoption of ASU 2009-05 did not have an effect on its disclosure of the fair value of its liabilities.

CHEETAH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2010

NOTE 1 - Summary of Significant Accounting Policies (Continued)

Recently Enacted Accounting Standards (continued)

On June 12, 2009 the FASB issued two statements that amended the guidance for off-balance-sheet accounting of financial instruments: SFAS No. 166, “Accounting for Transfers of Financial Assets,” and SFAS No. 167, “Amendments to FASB Interpretation No. 46(R).” SFAS No. 166 revises SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” and will require entities to provide more information about sales of securitized financial assets and similar transactions, particularly if the seller retains some risk to the assets, the FASB said. The statement eliminates the concept of a qualifying special-purpose entity, changes the requirements for the derecognition of financial assets, and calls upon sellers of the assets to make additional disclosures about them. SFAS No. 167 amends FASB Interpretation (FIN) No. 46(R), “Consolidation of Variable Interest Entities,” which now resides with ASC 810, “Consolidation,” by altering how a company determines when an entity that is insufficiently capitalized or not controlled through voting should be consolidated, the FASB said. ASC 810 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in ASC 860, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise’s involvement in a variable interest entity. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASC 810 to have an impact on the Company’s results of operations, financial condition or cash flows. A company has to determine whether it should provide consolidated reporting of an entity based upon the entity's purpose and design and the parent company's ability to direct the entity's actions. SFAS Nos. 166 and 167 will be effective at the start of the first fiscal year beginning after November 15, 2009, which will mean January 2010 for companies that are on calendar years.

In June 2009, the FASB issued FAS 140/166, “Accounting for Transfers of Financial Assets,” an amendment of FAS 140, which now resides with ASC 860, “Transfers and Servicing.” ASC 860 is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance , and cash flows: and a transferor’s continuing involvement, if any, in transferred financial assets. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASC 860 to have an impact on the Company’s results of operations, financial condition or cash flows.

In May 2009, the FASB issued FAS 165, “Subsequent Events,” which now resides with ASC 855, “Subsequent Events.” This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). ASC 855 requires and entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The adoption of ASC 855 did not have a material impact on the Company’s financial condition or results of operation.

NOTE 2 - Going Concern

The Company is a development stage Company and has not commenced planned principal operations. The Company had no revenues, incurred a net loss of $5,534 for the period June 21, 2010 (inception) to June 30, 2010 had a working capital balance of $5,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

CHEETAH HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2010

NOTE 2 - Going Concern (Continued)

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

During the period June 21, 2010 (inception) to June 30, 2010, the Company relied on financing provided by its founding shareholders.

The Company will continue to rely on its stockholders until such time as it consummates an acquisition. After consummation of an acquisition, the Company’s ability to continue as a going concern will depend on the financial condition of the target company.

If the Company does not consummate an acquisition with a target company with sufficient income and liquidity, then it is possible that the Company will be unable to operate as a going concern.

NOTE 3 - Stockholders’ Equity

On June 26, 2010, the Company sold all of its authorized common stock, 100,000,000 shares ($0.0001 per share) to Segunda Oportunidad, LLC, one of its founders which is controlled by our President and Director which purchased 50,000,000 shares for $3,034 cash consideration and $2,500 in services rendered at market rates, or par value and Ronald G. Brigham, one of its founders who purchased 50,000,000 shares for $2,500 cash consideration and $2,500 in services rendered at market rates, or par value.

The Company is authorized by its Articles of Incorporation to issue up to 100,000,000 Common Stock. It is also authorized to issue up to 25,000,000 shares of Preferred Stock which can, by the action of its Board of Directors, issue these shares with different series and characteristics. All of the Common Stock has been issued while none of the Preferred Shares have been issued.

NOTE 4 - Related Party Transactions

From the period June 21, 2010 to June 30, 2010, all Company expenses were paid by the Company’s stockholders. In accordance with Staff Accounting Topic 1B, the Company realized these expenses and showed payment of the same by the Company’s sole stockholder as additional paid-in capital.

The Company is not obligated to repay these expenses and the Company’s principal stockholder has agreed not to seek such repayment. As such, these amounts are shown as additional paid in capital.

The Company neither owns nor leases any real or personal property. An officer or resident agent of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - Warrants and Options

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6 - Subsequent Events

There are no significant subsequent events as of June 30, 2010. The Company evaluated its subsequent events through the filing date June 30, 2010.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

Financial Condition

We were incorporated in Delaware on June 21, 2010. We issued 100 million shares of our common stock to our founders in exchange for $10,000 in cash and services rendered.

During the period from inception on June 21, 2010 to June 30, 2010, we incurred $534 in organization costs, of which $534 were paid by one of our founders and accounted for as an additional capital contribution in 2010. During the fiscal year ended June 30, 2010, our efforts were focused on drafting our registration statement and planning our future activities.

We expect to incur approximately $10,350 in connection with this offering. Our founders will pay all expense that exceed the current resources of the Company.

We have no obligation to reimburse organization, operating and registration costs paid by our founders. In accordance with the requirements of SEC Staff Accounting Bulletin Topic 1B, all costs that are paid directly by our founders will be treated as additional capital contributions from the founding shareholders and the associated costs will be accounted for in accordance with our established accounting policies.

Liquidity and Capital Resources

We have limited liquidity. As of June 30, 2010, we have $5,000 in cash, which is our only asset. We do not contemplate access to additional liquidity until an acquisition is completed.

Our founders, Segunda Oportunidad, LLC and Ronald G. Brigham, will pay all operating expenses that we incur above our current cash position. These expenses will likely be related to Securities Act reporting requirements and searching for and negotiating with a potential target company.

Plan of Operations

We plan to devote substantially all of our time to searching for attractive acquisition opportunities and maintaining the Company’s status as a fully reporting company with the SEC. Any expenses incurred during this time will be borne by our founders and will not be reimbursed from the proceeds of the acquisition. As stated earlier, any expenses paid directly by our founders will be treated as additional capital contributions from our founders and the associated costs will be accounted for in accordance with our established accounting policies. We will not pay any cash compensation to our officers.

Rule 419 will require us to unwind our gift share distribution if we fail to negotiate an acquisition, complete our reconfirmation offering and close the transaction within 18 months from the effective date of our registration statement. Because our founders will pay all our operating expenses until the date of an acquisition, we believe our available cash resources will be adequate for our expected needs.

The SEC’s integration and general solicitation doctrines will preclude future private placement transactions until we complete our reconfirmation offering and close an acquisition. Therefore, we will be unable to obtain funds by selling additional securities. We have the corporate power to borrow money, but under our circumstances, credit is not likely to be available. Our founders may, but has no duty or obligation, to loan our company money. If we spend our available cash and cannot obtain additional financing, we will be forced to abandon our business plan. In that event, donees will have no interest in our company and our founders will incur substantial losses.

Off-Balance Sheet Arrangements

We do not have any off balance-sheet arrangements.

MANAGEMENT

The following table identifies our directors and executive officers.

Name	Age	Position
Ronald A. Davis	67	President, Director
Ronald G. Brigham	58	Secretary, Treasurer, and Director

The following is a brief account of the education and experience of our directors and executive officers.

Ronald A. Davis, President, Secretary, Treasurer, Director, age 67.

Mr. Davis commenced his career at Goldman Sachs & Co. in 1964 as an office boy. Following the completion of graduate school at the University of Southern California and military service, Mr. Davis returned to Goldman Sachs where he worked until joining Dean Witter & Co. (now Morgan Stanley). Areas of work responsibility included syndication and institutional sales. Mr. Davis has no prior experience in identifying acquisition candidates for blank check companies.

In June 2010, Mr. Davis formed Segunda Oportunidad, LLC with the purpose of owning shares of companies in which he is a principal for the purpose of segregation these investments from other assets. The primary reason for this segregation was to better organize his investments for estate planning purposes.

In February 2008, Mr. Davis founded Genesis Corporate Development, LLC. He is the managing director and he provides business consulting services to start-up companies. Mr. Davis advises on such matters as business plan development, identifying angel groups interested in investments similar to the client’s project, and assists with writing and developing business and finance strategies. Prior to Genesis Corporate Development Mr. Davis operated his consulting services through Heartland Managed Risk, LLC (established in 2002.) This business was combined with Genesis in the spring of 2008.

In March 2008, Mr. Davis founded Walker, Bannister & Dunn, LLC and is the sole member and control person of this Company. Through this business Mr. Davis provides specialized consulting services to businesses seeking private and public equity financing.

In December 2005, Mr. Davis founded St. Vincent Press, Inc. His company was organized to publish short run books with a small audience. The material was to include subjects such as investments, insurance, self directed and check book controlled Individual Retirement Accounts and tax related matters. From inception to Mr. Davis’ December 2007 resignation from the Company, he provided management and financial backing. In addition, he was instrumental in raising approximately $50,000 to facilitate future growth.  Mr. Davis resigned his position to seek other opportunities and is acting in a limited advisory role with the company.

Though most of Mr. Davis' experience on Wall Street was in the area of syndication and institutional sales, since leaving those positions, he has 25 years experience in various aspects of merger and acquisition and capital creation strategies. During his tenure as CEO of Caffe Diva, a public entity, he successfully negotiated 41 acquisitions of competitors in a roll-up strategy that helped the company grow from six locations to 47 locations in nine states. Since leaving his position as CEO of Caffe Diva, Mr. Davis has been involved in the merger of seven companies and many reverse mergers.

Mr. Davis is a member of the National Investment Bankers Association and Financial Services Exchange, both of which are associations of firms and individuals involved in the APO, IPO, Private Placement and merger and acquisitions. He is also connected to the Asian markets through relationships with investment bankers and attorneys located in Viet Nam, Brazil, India and Malaysia.

Involvement with Reporting and Public Companies

As of April 23, 2010, Mr. Davis has resigned from his position of President, but remained as a Director of Bella Viaggio, Inc. until his resignation on August 5, 2010, a SEC reporting company. In addition, Mr. Davis is in the process of winding down the business operations of Genesis Corporate Development, LLC, which he anticipates will be completed by the end of September, 2010. Mr. Davis will no longer be taking on clients relating to the advisement on merger and acquisition and financing. Mr. Davis' sole activity after June 30, 2010 will be limited to companies in which he has the principal and controlling position.

Currently Mr. Davis is a controlling shareholder of Rangeford Resources, Inc., owning approximately 34% of the Company’s common stock. Mr. Davis is a minority shareholder and performs no management role for the Company. To date, Rangeford has been raising money for the purpose of acquiring oil and gas operation leases, as well as, producing oil and gas wells and has not yet commenced business operations. Mr. Davis will continue to hold a significant equity position in Rangeford Resources, Inc. however, he will not hold a management position within the company. Rangeford is in the process of acquiring various interests in oil and gas properties and in some situations; Mr. Davis may acquire working interests in the same properties. However, care will be taken that all such interests will be disclosed in future filings of Rangeford when the situation occurs. Rangeford will not, at this time, be involved in any acquisition that will result in a change of control or a change in the business purpose of the company.

From August 2007 to December 2007, Mr. Davis was the Treasurer of Friendly Auto Dealers, Inc., a Company whose common stock is currently listed on the Over the Counter Bulletin Board (“OTCBB”) under the trading symbol FYAD. He served in a limited role for this Company providing accounting services until he resigned from the company. At the date of his resignation Friendly Auto had not commenced business operations.

In 1994, Mr. Davis was nominated President and Chief Executive Officer of Caffe Diva Group, Ltd., a U.S. based Pink Sheet Public Company, trading under the symbol CFDA. This business was engaged in the roasting and retail sale of gourmet coffee through a 47-store chain of espresso drive-thru operations. Mr. Davis provided and directed this business from the time it opened its first store until the 47th store was acquired. During his stewardship, all of the Company’s stores achieved and maintained profitability. In September of 2000, Mr. Davis resigned from his positions with the Company.

In 2001, after leaving Caffe Diva, Mr. Davis formed BlueStar Coffee, Inc. On May 11, 2001, the Company became a voluntary reporting company with the Securities and Exchange Commission. In June 2001, the Company filed a Form 15 (c) 211 with the NASD and commenced trading on the OTCBB.  In March 2002, the Company changed its name to Consumer Direct of America and June 2006, the Company's name was changed to Shearson Financial Network, Inc.

Mr. Davis was the President and Chief Executive Officer until September 9, 2000 of Caffe Diva Group, LTD. Mr. Davis was asked to resign his position by the Board of Directors because of difference of opinion as to the future direction of the company. Subsequently, after his departure, the company defaulted on a series of short-term notes that were to be replaced under his management with proceeds of a private placement that was in the formative stage when Mr. Davis left.  Caffe Diva retail locations changed its name to Coffee One and started to move assets out of Caffe Diva so that these assets were not available to the note holders.  Mr. Renstra, the President, of New England International Surety refused to pay the note holders. The Oregon Department of Commerce commenced an investigation of Caffe Diva.  Oregon regulators offered Mr. Davis a deal. Two years later, they fined Mr. Davis and banned him from engaging in the securities business in Oregon for five years. Mr. Davis subsequently applied for and passed the requisite examination to be a licensed NASD 63 holder. All of this information was disclosed on the NASD application.

The administrative order relating to Mr. Davis is available at www.lexis.com:  “In the Matter of: Caffe’ Diva Group, Ltd. Vista Consulting, New England International Surety, Ronald Davis, and Steven Bolen, Respondents,” No. A-02-0005, Oregon Department of Commerce, Corporation Division, 2002 Ore. Sec. LEXIS 5, October 29, 2002.

Mr. Davis is the sole officer and director of OICco Acquisition II, Inc., OICco Acquisition III, Inc. and OICco Acquisition IV, Inc.  There are no written agreements regarding any relationship with OICco II, III or IV. Each blank check company in which Mr. Davis has an interest will have essentially the same structure and the same shareholders. Though there may be slight differences in the shares outstanding, acquisition candidates will be selected based on their capitalization requirements. Due the time limitations for completion of an acquisition, the effectiveness date of the Company's registration will play a pivotal role as to which blank check company will be presented first. On rare occasions, a Company with a later effective date may have to be used with a merger candidate due to capitalization requirements though Mr. Davis expects this scenario will happen infrequently.

Ronald G. Brigham, Secretary-Treasurer, Member of the Board of Directors, age 58.

Mr. Ronald G. Brigham graduated with a B.S. in Management from the University of Oregon in 1976. Since then, he has been a Director of Operations for several companies. From 1981 through 1994, Mr. Brigham was in charge of operations for a multiple-unit McDonald's franchisee in Eugene, Oregon. During his tenure in Eugene, Mr. Brigham was on the Lane Community College Food Advisory Board which helped shape educational opportunities for students in the restaurant industry. From 1995 through 2000, he honed operations at two coffee companies, where he significantly reduced operating expenses and grew revenue. From 2000 through 2005, Ronald Brigham directed operations at Pizza Schmizza and KnowledgePoints, Inc., where he ran company units and also consulted franchise owners. From 2005 to present, Mr. Brigham, has been Area Manager for Smarte Carte, Inc. and is in charge of multiple locations throughout the Northwest Region.

Involvement with Reporting and Public Companies

Until December 2009, Mr. Brigham was the President and a Director of Rhino Productions, Inc. He no longer has any interest in or position with Rhino Productions (OTCBB RNPR).

From 1995 until September 2000, Mr. Brigham held the positions of Chief Operating Officer and Director with Caffe Diva Group, LTD., a public company quoted on the Pink Sheets, trading under the symbol CFDA.

Executive Compensation

We were incorporated on June 21, 2010 and did not pay any direct or indirect cash compensation to any of our officers or directors during the period ended June 30, 2010. Our officers do not have written employment agreements with the Company and have agreed to serve without compensation until we close an acquisition.

We have no other employees and no other persons for which disclosure of executive compensation would be required under applicable SEC rules.

Potential Conflicts of Interest

Our officers and directors are not full time employees of our company and are actively involved in other business pursuits. They also intend to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, they may be subject to a variety of conflicts of interest. Since our officers and directors are not required to devote any specific amount of time to our business, they will experience conflicts in allocating their time among their various business interests. Moreover, any future blank check companies that are organized by our officers and directors may compete with our company in the search for a suitable target.

In general, officers and directors of a Delaware corporation are obligated to exercise their powers in good faith and with a view to the interests of the corporation. In particular, under Delaware corporate law, officers and directors are required to bring business opportunities to the attention of a corporation if the corporation has an expectancy interest or property right in the opportunity.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officers and directors will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, they will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

Prior Involvement in Shell Transactions

Our officers and directors are also officers and directors of other blank check companies. Mr. Davis is the sole officer and director of OICco Acquisition II, Inc., OICco Acquisition III, Inc. and OICco Acquisition IV, Inc.

Board Structure

Our board of directors may fix the number of directors by resolution, and the current board consists of two members. All of our current directors were appointed in connection with the organization of our company. The terms of our current directors will expire on the date of our 2010 annual meeting of stockholders. Until we effect an acquisition, our current board members will have sufficient voting power to re-elect themselves as directors without the approval or consent of the other stockholders.

Upon consummating an acquisition, our directors and officers will resign their positions and the target company will appoint new directors and officers. After consummating an acquisition, the board of directors may change the number of directors.

We do not have any independent directors.

Corporate Governance

We do not currently comply with the corporate governance standards that would be required if our shares were listed on a national securities exchange. In particular, we do not have any independent directors, we have not created an audit committee to review related party transactions and except as required by Rule 419, we do not intend to require formal stockholder approval of a proposed acquisition.

The implementation of corporate governance practices is a matter that will likely fall within the authority of successor management, and there can be no assurance that any terms we are able to negotiate will be properly implemented. If successor management fails to implement appropriate corporate governance practices, the post-acquisition company’s shares will not qualify for a listing on a national securities exchange.

Equity Compensation Plans

We have no equity compensation plans.

Outstanding Equity Awards at Fiscal Year End

We have do not have any outstanding equity awards as of June 30, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information on the ownership of our shares at the date of this prospectus.

Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to the shares owned by them. The table provides information for each of our officers, directors and 5% stockholders; and for all our officers and directors as a group. Our only class of stock is common stock, $0.001 par value per share.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Segunda Oportunidad, LLC 4412 8th Street SW Vero Beach, Florida 32968	50,000,000(1)	50%
Ronald G. Brigham 16887 NW King Richards Court Sherwood, Oregon 97140	50,000,000(2)	50%
All Officers and Directors
as a group (two persons)	100,000,000	100%

(1) As Managing Member of Segunda Oportunidad, LLC, Mr. Davis has full voting power for all shares owned in Cheetah Holding Corporation.

(2) Held by Ronald G. Brigham

Each of our officers is a “promoter” of our company as that term is defined in Rule 12b-2 of the General Rules of the Securities and Exchange Commission promulgated under the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the organization of our company, one of our founders, Segunda Oportunidad, LLC, purchased 50,000,000 shares of our common stock at par value for $3,034 cash and $2,500 in services, which were provided at competitive market rates. The purchase price was at $0.0001 per share. Mr. Brigham also purchased 50,000,000 shares of our common stock at par value for $2,500 cash and $2,500 in services, which were provided at competitive market rates. The purchase price was at $0.0001 per share. Pursuant to a joint venture agreement between Segunda Oportunidad, LLC and our other founder, Ronald G. Brigham, they are required to pay all expenses on behalf of the Company that exceed the contributed capital of Cheetah Holding Corporation until the founders sell their shares in the Company.

Our founders will not be entitled to receive any additional interest in our company in consideration of any expenses it pays or any additional cash it contributes in the future. No person or entity will be obligated to reimburse them for such expenses or additional contributions. All such expenses and contributions will be accounted for as additional capital contributions. The Managing Member of Segunda Oportunidad, LLC. is our President and Director, Ronald A. Davis.

Both Segunda Oportunidad, LLC and Ronald G. Brigham are considered promoters under applicable SEC rules.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Delaware corporate law requires us to indemnify our officers and directors in certain circumstances and permits us to indemnify officers and directors in other circumstances. The indemnification provisions are sufficiently broad to provide protection against monetary damages for breach or alleged breach of their duties as officers or directors, other than in cases of fraud or other willful misconduct. The SEC believes the indemnification of directors, officers and control persons for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Form S-1 registration statement under the Securities Act with the Securities and Exchange Commission. Our registration statement includes certain exhibits, schedules and other materials that are not included in this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, other parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our securities, this distribution and us. The registration statement and its exhibits can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at www.sec.gov that contains our Form S-1 and other reports that we file electronically with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth summary information on the expenses that we expect to incur in connection with the registration of our securities and the gift share distribution. It is presently impossible to estimate the additional expenses that we may incur in connection with our offering of acquisition shares and our reconfirmation offering. All of the expenses listed below that cannot be paid from existing Company resources will be paid by our founders and will not be reimbursed by the Company.

Total
Estimated
Expenses
Accounting fees and expenses	$2,750
Rule 419 escrow agent fees	$5,000
Printing and postage	$1,100
Miscellaneous expenses	$1,500
Total Offering Costs	$10,350

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Initial Stock Issuance

In connection with the organization of our company, one of our founders, Segunda Oportunidad, LLC, purchased 50,000,000 shares of our common stock at par value for $3,034 cash and $2,500 in services which were provided at competitive market rates. The purchase price was at $0.0001 per share. Mr. Brigham also purchased 50,000,000 shares of our common stock at par value for $2,500 cash and $2,500 in services, which were provided at competitive market rates. The purchase price was at $0.0001 per share. Pursuant to a joint venture agreement between Segunda Oportunidad, LLC and our other founder, Ronald G. Brigham, they are required to pay all expenses on behalf of the Company that exceed the contributed capital of Cheetah Holding Corporation until the founders sell their shares in the Company.

Our founders will not be entitled to receive any additional interest in our company in consideration of any expenses it pays or any additional cash it contributes in the future. No person or entity will be obligated to reimburse them for such expenses or additional contributions. All such expenses and contributions will be accounted for as additional capital contributions. The Managing Member of Segunda Oportunidad, LLC. is our President and Director, Ronald A. Davis.

An exemption from registration under the Securities Act of 1933, as amended, is claimed for the above sale of common stock in reliance upon the exemption afforded by Section 4(2) of the Securities Act. Each purchaser was either an accredited investor or had sufficient knowledge or experience in financial or business matters that he was capable of evaluating the merits and risks of the investment. Each purchaser was an active participant in the negotiations that ultimately led to the organization and initial capitalization of the issuer.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following is a list of Exhibits filed herewith as part of the Registration Statement:

3.1	Certificate of Incorporation

3.2	By-Laws

4.1	Form of certificate evidencing shares of common stock

4.2	Stock Escrow Agreement

4.3	Gift Share Acceptance Letter

5.1	Opinion and Consent of The Law Office of Barbara A. Moran, PA.

10.1	Joint Venture Agreement between Segunda Oportunidad, LLC and Ronald G. Brigham

23.1	Consent of Sam Kan & Company, CPA

ITEM 17. UNDERTAKINGS

The registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)

Any other communication that is an offer in the offering made by the registrant to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, State of Florida, on the 6th day of August, 2010.

Cheetah Holding Corporation

/s/ RONALD A. DAVIS
Ronald A. Davis, President and Director

/s/ RONALD G. BRIGHAM
Ronald G. Brigham, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RONALD A. DAVIS
Ronald A. Davis	President, Director	August 6, 2010

/s/ RONALD G. BRIGHAM
Ronald G. Brigham	Secretary, Treasurer, Director	August 6, 2010

Prospectus

Common Stock

10,000,000 Shares of Common Stock

CHEETAH HOLDING CORPORATION

4412 8th Street SW

Vero Beach, Florida 32968

(772) 584-3308

Until 90 days after the date when an acquisition has closed and our shares have been released from the Rule 419 escrow, all dealers that effect transactions in our shares, whether or not participating in this distribution as underwriters, may be required to deliver a prospectus.